UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OXBRIDGE RE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Landmark Square, Suite 1A, 64 Earth Close, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, with each Unit consisting of one ordinary share and one warrant	The NASDAQ Stock Market LLC
Ordinary Shares, $0.001 (USD) par value per share	The NASDAQ Stock Market LLC
Warrants to purchase ordinary shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-193577

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the units, the ordinary shares, and the warrants of Oxbridge Re Holdings Limited, a Cayman Islands exempted company (the “Registrant”), to be registered hereunder is contained under the caption “DESCRIPTION OF SECURITIES” in the prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on January 27, 2014 (Registration No. 333-193577), as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Second Amended and Restated Memorandum and Articles of Association of Oxbridge Re Holdings Limited.

4.1*	Form of Warrant Agreement between Oxbridge Re Holdings Limited and Broadridge Corporate Issuer Solutions, Inc.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Oxbridge Re Holdings Limited

Date: March 10, 2014	By: /s/ Wrendon Timothy
Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and Principal Financial Officer)